Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, as Principal Executive Officer and as Principal Financial Officer of YogaWorks, Inc. (the “Company”), respectively, certify that, to the best of their knowledge and belief, the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2017, which accompanies this certification fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 and the information contained in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2017 fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated therein. The foregoing certifications are made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be relied upon for any other purpose.

/s/ Rosanna McCollough
Rosanna McCollough
President and Chief Executive Officer
(Principal Executive Officer)
November 14, 2017

/s/ Vance Chang
Vance Chang
Chief Financial Officer
(Principal Financial Officer)
November 14, 2017

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to YogaWorks, Inc. and will be retained by YogaWorks, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.